UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 5, 2009
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
     On June 5, 2009, Cricket Communications, Inc. (“Cricket”), a Delaware corporation and wholly owned subsidiary of Leap Wireless International, Inc., a Delaware corporation (“Leap”), completed the closing of the sale of $1.1 billion aggregate principal amount of 7.75% senior secured notes due 2016 (the “Notes”). The Notes are guaranteed on a senior secured basis (collectively, the “Guarantees”) by Leap and its indirect wholly owned domestic subsidiaries (such subsidiary guarantors, together with Leap, the “Guarantors,” and collectively with Cricket, “we,” “our” or “us”). The Notes also will be guaranteed by any future wholly owned direct or indirect domestic restricted subsidiaries of Leap that guarantee any indebtedness of Cricket or of any Guarantor of the Notes.
     The Notes were issued by Cricket pursuant to an Indenture, dated as of June 5, 2009 (the “Indenture”), by and among Cricket, the Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”), which governs the terms of the Notes. A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     We used a portion of the net proceeds from the Notes offering (which are estimated to be approximately $1,042 million after deducting discounts, commissions and estimated offering expenses) to repay all amounts outstanding under our amended and restated credit agreement that we entered into with Bank of America, N.A., as administrative agent, and the lenders party thereto on June 16, 2006 (as amended, the “Credit Agreement”), together with accrued interest and related expenses, including a prepayment premium of approximately $17.5 million and a payment of approximately $8.1 million in connection with the unwinding of associated interest rate swap agreements. In connection with such repayment, we terminated the Credit Agreement and the revolving credit facility thereunder. We intend to use the remaining net proceeds of approximately $133.7 million for general corporate purposes, which could include the expansion and improvement of our network footprint, acquisitions of additional spectrum or complementary businesses and, over the longer term, the deployment of next generation network technology. Pending application of the net proceeds, we will invest such net proceeds in short-term, investment-grade, interest-bearing securities.
     The initial purchasers of the Notes included, among others, Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., was a lender under our term loan facility under the Credit Agreement and received a portion of the proceeds of the offering as a result of the repayment of the term loans under the Credit Agreement. In addition, Goldman Sachs Lending Partners, an affiliate of Goldman, Sachs & Co., Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., and Citicorp North America, Inc., an affiliate of Citigroup Global Markets Inc., were lenders under our undrawn revolving credit facility under the Credit Agreement, which was cancelled upon the repayment of the term loans. Certain of the initial purchasers and their affiliates have also performed financial advisory, investment banking and commercial banking services in the ordinary course of business for us, for which they have received customary fees and expenses.
     A brief description of the terms of the Notes, Indenture and related collateral and security documents follows:
     Interest. The Notes will bear interest at a rate of 7.75% per year, payable semiannually in arrears in cash on May 15 and November 15 of each year, beginning on November 15, 2009. Cricket will make each interest payment to the holders of record of the Notes on the immediately preceding May 1 and November 1. Holders of the Notes will be entitled to additional interest on the Notes under certain circumstances pursuant to the terms of the Registration Rights Agreement (discussed below), which will be paid, if applicable, on the same dates as interest on the Notes.
     Maturity. The Notes will mature on May 15, 2016, unless earlier redeemed or repurchased.
     Ranking. The Notes and the Guarantees are our senior secured obligations. Under the Indenture, we may incur additional secured debt in the future that is subject to security interests in the same collateral as the Notes and the Guarantees, in an aggregate principal amount outstanding (including the aggregate principal amount outstanding under the Notes) equal to the greater of $1.5 billion and 3.5 times our consolidated cash flow for the prior four fiscal quarters through December 31, 2010, stepping down to 3.0 times such consolidated cash flow for any such debt incurred after December 31, 2010 but on or prior to December 31, 2011, and to 2.5 times such consolidated cash flow for any such debt incurred after

December 31, 2011, which secured debt may be effectively junior to, on a parity with, or senior to the Notes and the Guarantees, as designated by us at the time of incurrence in accordance with the Indenture and the Collateral Trust Agreement. However, the maximum principal amount of such secured debt that may be effectively senior to the Notes and the Guarantees may not exceed the lesser of 0.30 times our consolidated cash flow for the prior four fiscal quarters and $300 million in aggregate principal amount outstanding. In addition, the Notes and the Guarantees will be effectively senior to all of Cricket’s and the Guarantors’ existing and future unsecured debt, including Cricket’s $1.4 billion aggregate principal amount of unsecured senior notes and Leap’s $250 million aggregate principal amount of convertible senior notes, to the extent of the value of the collateral securing the Notes and the Guarantees.
     Subject to the effective priorities described above attributable to the security for the Notes and the Guarantees, the Notes and the Guarantees will rank equally in right of payment with all of Cricket’s and the Guarantors’ existing and future unsubordinated debt, including Cricket’s $1.4 billion aggregate principal amount of unsecured senior notes and Leap’s $250 million aggregate principal amount of convertible senior notes; will rank senior in right of payment to any of Cricket’s and the Guarantors’ future subordinated indebtedness; and rank effectively junior to existing and future liabilities of our subsidiaries that are not Guarantors and of our designated entities to the extent of the value of the assets of such entities.
     Security. Pursuant to a Security Agreement, dated as of June 5, 2009 (the “Security Agreement”), among Cricket, the Guarantors and Wilmington Trust FSB, as collateral trustee (the “Collateral Trustee”), the Notes and the Guarantees are secured on a first-priority basis, equally and ratably with any future parity lien debt, by liens on substantially all of the tangible and intangible personal property of Cricket and the Guarantors whether now owned or hereafter acquired, except for certain excluded assets and subject to permitted liens (including liens on the collateral securing any permitted priority debt that may be incurred in the future).
     In connection with the Security Agreement, Cricket and the Guarantors entered into a Collateral Trust Agreement, dated as of June 5, 2009, with the Trustee and the Collateral Trustee, which sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens on the collateral securing the Notes and the Guarantees, any other parity lien debt and any junior lien debt. Cricket and the Guarantors may in the future enter into an intercreditor agreement, a form of which is attached to the Collateral Trust Agreement, with the Collateral Trustee and an agent acting on behalf of any holders of permitted priority debt, which would govern the relationship between, and set forth the provisions related to the respective rights of, such agent (on behalf of the holders of such permitted priority debt) and the Collateral Trustee (on behalf of the holders of the Notes and the Guarantees, and the holders of any other parity lien debt or junior lien debt).
     Copies of each of the Security Agreement and the Collateral Trust Agreement (which includes a form of the intercreditor agreement) are attached hereto as Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.
     Redemption. We may redeem the Notes, in whole or in part, at any time on or after May 15, 2012 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest. Prior to May 15, 2012, we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable premium, plus accrued and unpaid interest and additional interest, if any. In addition, prior to May 15, 2012, we may redeem up to 35% of the Notes with the net cash proceeds from specified equity offerings at the redemption price set forth in the Indenture; however, we may only make these redemptions if at least 50% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemptions. We are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     If a “change of control” occurs (which includes, among other things, a person or group becoming the beneficial owner of 35% or more of Leap’s equity securities (other than a transaction where immediately after such transaction Leap will be a wholly owned subsidiary of a person of which no person or group is the beneficial owner of 35% or more of such person’s voting stock); a sale of all or substantially all of the assets of Leap and its restricted subsidiaries; or a change in a majority of the members of Leap’s board of directors that is not approved by the board), each holder of Notes may require us to repurchase all of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.

     Covenants. The Indenture contains covenants limiting our ability to: incur additional debt; create liens or other encumbrances; place limitations on distributions from restricted subsidiaries; pay dividends, make investments, prepay subordinated indebtedness or make other restricted payments; issue or sell capital stock of restricted subsidiaries; issue guarantees; sell or otherwise dispose of all or substantially all of our assets; enter into transactions with our affiliates; and make acquisitions or merge or consolidate with another entity.
     Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture: (a) our failure to pay interest, additional interest pursuant to the terms of the Registration Rights Agreement, if any, or principal on the Notes when due; (b) our failure to comply with certain covenants in the Indenture; (c) our default under any mortgage, indenture or similar instrument evidencing indebtedness of $25.0 million or more either at maturity or which default results in the acceleration of such indebtedness; (d) our failure to satisfy certain final judgments when due; (e) certain of our defaults under the security documents, our repudiation or disaffirmation of our obligations under the security documents or the determination in a judicial proceeding that all or any material portion of the security documents are unenforceable or invalid against us; and (f) certain bankruptcy events. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable.
     Securities Laws. The Notes were issued through a private placement to qualified institutional buyers pursuant to Rule 144A and outside the U.S. in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to the public generally to subscribe for or otherwise acquire the Notes.
     Registration Rights. In connection with the sale of the Notes, on June 5, 2009, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the initial purchasers of the Notes, under which we have agreed to use our reasonable best efforts to prepare and file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes and the Guarantees for debt securities and guarantees identical in all material respects to the Notes and the Guarantees (subject to limited exceptions) or, under certain circumstances, to prepare and file a shelf registration statement to cover the resale of the Notes and the Guarantees by the holders thereof. If we do not comply with certain of our obligations under the Registration Rights Agreement, we will be obligated to pay additional interest in the amounts and for the periods of time set forth in the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.4 and is incorporated herein by reference.
     The foregoing summaries of the Indenture, the Notes, the Security Agreement, the Collateral Trust Agreement (including the form of intercreditor agreement therein) and the Registration Rights Agreement are qualified in their entirety by the terms of such agreements, as applicable, each of which is attached as an exhibit hereto and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     On June 5, 2009, in connection with the repayment of approximately $875.3 million principal amount of outstanding indebtedness (plus accrued interest and the applicable prepayment premium) under the Credit Agreement with a portion of the proceeds from the sale of the Notes, the parties to the Credit Agreement terminated the Credit Agreement (and the commitments thereunder) and the related security documents and guarantees. The information contained in Item 1.01 above with respect to the repayment and termination of the Credit Agreement and with respect to the relationships between us and certain of the lenders thereunder is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Indenture, dated as of June 5, 2009, among Cricket, the Guarantors and Wilmington Trust FSB, as trustee (including the form of the 7.75% Senior Secured Note due 2016)

4.2	Security Agreement, dated as of June 5, 2009, among Cricket, the Guarantors and Wilmington Trust FSB, as trustee and collateral trustee

4.3	Collateral Trust Agreement, dated as of June 5, 2009, among Cricket, the Guarantors and Wilmington Trust FSB, as trustee and collateral trustee

4.4	Registration Rights Agreement, dated as of June 5, 2009, among Cricket, the Guarantors and Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 5, 2009	By:	/s/ ROBERT J. IRVING, JR.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 5, 2009, among Cricket, the Guarantors and Wilmington Trust FSB, as trustee (including the form of the 7.75% Senior Secured Note due 2016)

4.2	Security Agreement, dated as of June 5, 2009, among Cricket, the Guarantors and Wilmington Trust FSB, as trustee and collateral trustee

4.3	Collateral Trust Agreement, dated as of June 5, 2009, among Cricket, the Guarantors and Wilmington Trust FSB, as trustee and collateral trustee

4.4	Registration Rights Agreement, dated as of June 5, 2009, among Cricket, the Guarantors and Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers